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                                                                   EXHIBIT 10.25
              THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN OF
                               POPPE TYSON, INC.

            AMENDMENT TO AND CONFIRMATION OF INCENTIVE STOCK OPTION
                                   AGREEMENT

          THIS AMENDMENT AND CONFIRMATION, made as of this 10th day of October 1996, by and between POPPE TYSON, INC. (the "Company") and STEVEN M. BLONDY, an employee of the Company (the "Optionee").


                                  WITNESSETH:
                                  ----------

          WHEREAS, the Company has previously granted an option (the "Option") to Optionee under the Amended and Restated 1996 Stock Option Plan of Poppe Tyson, Inc. (the "Plan"), the terms of which Option were originally contained in agreement dated as of May 15, 1996, and which agreement was amended and restated as of July 16, 1996 (the "Option Agreement"); and

          WHEREAS, the Company completed a reverse stock split on October 1, 1996 and the parties hereto desire that, for the convenience of the parties, the Option Agreement appropriately reflect said reverse stock split; and

          WHEREAS, the Company's Board of Directors has taken action on the date hereof to reduce the exercise price of the Option; and

          WHEREAS, the Optionee understands that solely for purposes of the federal income tax incentive stock option rules, the reduction of the exercise price of the Option is treated as a grant of a new option and, therefore, if in the future the Optionee exercises the Option and thereafter sells the underlying shares of common stock, the two year from grant incentive stock option holding period requirement will be measured from the date hereof rather than July 16, 1996.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree that the Option is amended as follows:

          1.  Section 1 of the Option Agreement is amended to read as follows:

          Grant of Option.  Subject to the terms and conditions of the Plan and
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          this Agreement, the Company hereby grants to the Optionee the Option to purchase all or any part of an aggregate of fifty eight thousand one hundred twenty five
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          (58,125) shares of common stock of the Company, par value $.001 per share ("Common Stock").

          2. Section 3 of the Option Agreement is amended to read as follows:

          Exercise Price.  The price of each share of Common Stock purchased
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          pursuant to this Option shall be the per share price to the public in the Company's initial public offering as set forth on the cover page of the related final prospectus or, if such initial public offering is not consummated on or before December 31, 1996, $10 per share.

          The Optionee hereby agrees that this Amendment and Confirmation may be attached to the Option Agreement of Optionee.

          IN WITNESS WHEREOF, the Company and the Optionee have entered into this Amendment and Confirmation as of the date specified above.


                                          POPPE TYSON, INC.


                                          By: _________________________


                                          _____________________________
                                                             , Optionee